EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement 333-172482 on Form S-4 of our reports dated November 5, 2010, relating to the consolidated financial statements of Beazer Homes USA, Inc., and the effectiveness of Beazer Homes USA, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Beazer Homes USA, Inc. for the year ended September 30, 2010, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

Atlanta, Georgia

June 15, 2011